As Filed with the Securities and Exchange Commission on April 6, 2023

Registration No. 333-238022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VanEck Merk Gold Trust

(Exact name of Registrant as specified in its charter)

New York	1040	46-6582016
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Hanson Place

Brooklyn, NY 11217

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Axel Merk

President and Chief Investment Officer

Merk Investments LLC, Sponsor

1150 Chestnut St.

Menlo Park, California 94025

Telephone: (650) 323-4341

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Shoshannah D. Katz, Esq. Jason C. Dreibelbis, Esq. K&L Gates LLP 1 Park Plaza, 12th Floor Irvine, CA 92614 Telephone: (949) 253-0900 Facsimile: (949) 253-0902	Peter J. Shea, Esq. K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 536-3900 Facsimile: (212) 536-3901

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The VanEck Merk Gold Trust, or the Trust, is filing this Post-Effective Amendment No. 1 to disclose a planned change in the referenced pricing index for the VanEck Merk Gold Shares from the existing LMBA Gold Price to the Solactive Gold Spot Index, or the Solactive Index, for all purposes in determining the benchmark price applicable to the VanEck Merk Gold Shares. The prospectus supplement contained herein relates to, and shall act upon effectiveness of, this Post-effective Amendment to Registration Statement No. 333-238022, which was originally declared effective on May 15, 2020, as otherwise supplemented to date.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such Registration Statement.

The information in this prospectus supplement is not complete and may be changed. We may not sell securities using this prospectus supplement until the post-effective amendment to the registration statement containing this prospectus supplement as filed with the Securities and Exchange Commission is effective.

SUBJECT TO COMPLETION, DATED APRIL 6, 2023

VANECK MERK GOLD TRUST

Supplement dated April 6, 2023 to

Prospectus dated May 19, 2020

This prospectus supplement updates the prospectus, dated May 19, 2020, or the Prospectus, for the VanEck Merk Gold Trust, or the Trust. The supplement should be read in its entirety and kept together with the Prospectus for future reference. Capitalized terms and certain other terms used in this prospectus supplement, unless otherwise defined in this prospectus supplement, have the meanings assigned to them in the Prospectus.

Effective                    , 2023, the pricing index the Sponsor uses in relation to the VanEck Merk Gold Shares, or the Shares, issued by the Trust will change to reference the Solactive Gold Spot Index in lieu of the LBMA PM Gold Price, as further detailed below.

Shares will continue to be offered by the Trust to the public from time to time at prices that will reflect, among other things, the price of gold and the trading price of the Shares on NYSE Arca at the time of the offer. The Shares trade on NYSE Arca under the symbol “OUNZ.” On , 2023, the closing price of the Shares was $ per Share. The market price of the Shares may be different from the net asset value per share.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus supplement, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the Prospectus include statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus supplement and the Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus supplement and the Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors” in the Prospectus. Consequently, all forward-looking statements made in this prospectus supplement and the Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CHANGES TO THE PROSPECTUS

The Offering – Net Asset Value

The section headed “The Offering – Net Asset Value” on page 8 of the Prospectus is hereby amended and restated in its entirety as follows:

The Trustee determines the net asset value of the Trust on each day that NYSE Arca is open for regular trading, as promptly as practical after 4:00 PM New York time. The net asset value of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses).

Prior to                , 2023, (the “Index Change Date”), in determining the Trust’s net asset value, the Trustee values the gold held by the Trust based on the afternoon session of the twice daily fix of the price of a Fine Ounce of gold which starts at 3:00 PM London, England time and is performed in London by ICE Benchmark Administration as an independent third-party administrator for the London Bullion Market Association (the “LBMA PM Gold Price”). The Trustee also determines the net asset value per Share. If on a day when the Trust’s net asset value is being calculated the LBMA PM Gold Price for that day is not available, the Trustee will value the gold held by the Trust based on that day’s morning session of the twice daily fix of the price of a Fine Ounce of gold, which starts at 10:30 AM London, England time and is performed in London by the ICE Benchmark Administration as an independent third-party administrator for the London Bullion Market Association (the “LBMA AM Gold Price”). If no fix is available for the day, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price.

Following the Index Change Date, in determining the Trust’s net asset value, the Trustee will value the gold held by the trust based on the Solactive Gold Spot Index (the “Solactive Index”). Solactive AG (“Solactive”) will own, calculate, and disseminate the Solactive Index. The Solactive Index is a U.S. Dollar denominated index that aims to provide a price fixing for the gold spot price quoted as U.S. Dollars per Troy Ounce (“XAU”) and determined for the close of trading on the New York Stock Exchange (“NYSE”). The Solactive Index calculates gold bullion fixing prices by taking Time Weighted Average Prices (“TWAP”) of XAU trading prices provided via ICE Data Services (“IDS”) data feed.

Specifically, the Solactive Index uses a TWAP calculation to determine an average price that is time-weighted, using tick values of actual transactions (“Trade Ticks”) for two specified time periods around the scheduled close of trading on the NYSE (generally, 4:00 PM Eastern Time). The TWAP is derived for (1) the period ahead of the fixing (“Time Period 1”), which consists of the five minutes before the close of trading, and (2) the period directly after the fixing (“Time Period 2”), which consists of the six seconds after the close of trading. The TWAPs for Time Period 1 and Time Period 2 are then aggregated, with 90% weighting given to Time Period 1 and 10% weighting given to Time Period 2, to calculate the Solactive Index.

For any calculation day t, the Solactive Index (Indext), is determined in accordance with the following formula:

The Solactive Index is calculated and published by Solactive no later than 30 minutes following the close of trading on the NYSE, disseminated to major financial data providers, and made publicly available via the Trust’s website.

The Solactive Index calculation is based on XAU market data from IDS, which is a major provider of financial market data. The data is available through IDS’s data streaming service, which covers 2,700 spot rates and over 7,500 forwards and non-deliverable forwards, with an average of over 130 million updates per day for spot. IDS compiles data from over 100 sources, including market makers, execution venues, banks and brokers from across the globe, and every updating Trade Tick of spot streaming data is available via IDS’s Integrated Data Viewer service in a file-based format.

It is unlikely that, on any given trading day for the Shares, there would be no Trade Ticks recorded for XAU in either Time Period 1 or Time Period 2, such that the Solactive Index calculation could not be performed on such day. Trade Ticks representing XAU are the closing prices for specific gold bullion transactions posted in a 24-hour, global, over-the-counter gold bullion market, which is not subject to trading suspensions, trading halts, or market closures. However, in the unlikely event that IDS is unable to publish pricing information for XAU, for whatever reason, during either Time Period 1 or Time Period 2 on a given trading day, the last available Solactive Index calculation will be used in accordance with Solactive’s published and publicly available disruption policy.

If the Sponsor determines that the price described above is inappropriate to use, it shall identify an alternate basis for evaluation to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different publicly available price which the Sponsor determines to fairly represent the commercial value of the Trust’s gold. See “Description of the Trust – Valuation of Gold and Computation of Net Asset Value.”

Risk Factors

The following Risk Factor is hereby added to page 11 of the Prospectus:

The Solactive Index is New, and Therefore, May Have Limited Trading Data and Disruptions

Effective as of the Index Change Date, the Trustee will value the gold held by the Trust based on the Solactive Index. Potential disruptions and limited data could impact the value of the gold held by the Trust and could have an adverse effect on the value of an investment in the Shares.

Effective as of the Index Change Date, the Trustee will value the gold held by the Trust based on the Solactive Index, which is described under “Description of the Trust – Valuation of Gold and Computation of Net Asset Value”. The Trustee will also use the Solactive Index to determine the net asset value per Share. Prior to the Index Change Date, the Trustee will continue to value the gold held by the Trust based on the LBMA PM Gold Price, also as described under “Description of the Trust – Valuation of Gold and Computation of Net Asset Value.”

In the event that the Solactive Index does not prove to be an accurate benchmark, the net asset value of the Trust and the value of an investment in the Shares could be adversely impacted. Additionally, because the Solactive Index is a new pricing mechanism, there is little existing trading data using the Solactive Index. It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the ability of Solactive to produce, the Solactive Index on any given date.  Further, any actual or perceived disruptions that result in the perception that the Solactive Index is vulnerable to actual or attempted manipulation could adversely affect the behavior of investors and traders, which may have an effect on the price of gold should the Solactive Index be broadly adopted. Any such disruptions in the determination of the Solactive Index may also result in an incorrect valuation of the Trust’s gold and an inaccurate computation of the Sponsor’s fee, among other potential effects.

Description of the Trust – Valuation of Gold and Computation of Net Asset Value

The section headed “The Trust – Valuation of Gold and Computation of Net Asset Value” on pages 50 and 51 of the Prospectus is hereby amended and restated in its entirety as follows:

On each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 PM, New York time, the Trustee will value the gold held by the Trust and will determine the net asset value of the Trust, as described below.

The net asset value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities.

All gold is valued based on its Fine Ounce content, calculated by multiplying the weight of gold by its purity; the same methodology is applied independent of the type of gold held by the Trust; similarly, the value of up to 430 Fine Ounces of unallocated gold the Trust may hold is calculated by multiplying the number of Fine Ounces with the price of gold determined by the Trustee as follows.

Prior to the Index Change Date, the Trustee values the gold held by the Trust on the basis of the price of a Fine Ounce as set by the afternoon session of the twice daily fix of the price of a Fine Ounce which starts at 3:00 PM London, England time and is performed by the ICE Benchmark Administration as an independent third-party administrator for the LBMA. If no LBMA PM Gold Price is made on a particular evaluation day, the gold price from that day’s LBMA AM Gold Price will be used in the determination of the net asset value of the Trust or, if such day’s LBMA AM Gold Price is not available, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price.

Following the Index Change Date, the Trustee will value the gold held by the trust based on the Solactive Index. Solactive will own, calculate, and disseminate the Solactive Index. The Solactive Index is a U.S. Dollar denominated index that aims to provide a price fixing for the gold spot price quoted as XAU and determined for the close of trading on the NYSE. The Solactive Index calculates gold bullion fixing prices by taking TWAP of XAU trading prices provided via the IDS data feed.

Specifically, the Solactive Index uses a TWAP calculation to determine an average price that is time-weighted, using Trade Ticks for two specified time periods around the scheduled close of trading on the NYSE (generally, 4:00 PM Eastern Time). The TWAP is derived for Time Period 1 and Time Period 2. The TWAPs for Time Period 1 and Time Period 2 are then aggregated, with 90% weighting given to Time Period 1 and 10% weighting given to Time Period 2, to calculate the Solactive Index.

For any calculation day t, the Solactive Index (Indext), is determined in accordance with the following formula:

The Solactive Index is calculated and published by Solactive no later than 30 minutes following the close of trading on the NYSE, disseminated to major financial data providers, and made publicly available via the Trust’s website. It is unlikely that, on any given trading day for the Shares, there would be no Trade Ticks recorded for XAU in either Time Period 1 or Time Period 2, such that the Solactive Index calculation could not be performed on such day. Trade Ticks representing XAU are the closing prices for specific gold bullion transactions posted in a 24-hour, global, over-the-counter gold bullion market, which is not subject to trading suspensions, trading halts, or market closures. However, in the unlikely event that IDS is unable to publish pricing information for XAU, for whatever reason, during either Time Period 1 or Time Period 2 on a given trading day, the last available Solactive Index calculation will be used in accordance with Solactive’s published and publicly available disruption policy.

If the Sponsor determines that such price is inappropriate as a basis for evaluation, it shall identify an alternative basis to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different publicly available price which the Sponsor determines fairly represents the commercial value of the Trust’s gold. Once the value of gold has been determined, the Trustee will subtract all estimated accrued but unpaid fees, expenses and other liabilities of the Trust from the total value of gold and any other assets of the Trust (other than any amounts credited to the Trust’s reserve account), including cash, if any. The resulting figure is the net asset value of the Trust. The Trustee will also determine the net asset value per share by dividing the net asset value of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares deemed created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination by the Sponsor as to the price to be used to evaluate gold, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Glossary

The following terms are hereby added to the section headed “Glossary” beginning on page 68 of the Prospectus:

“IDS” – ICE Data Services.

“Index Change Date” –                    , 2023.

“NYSE” means the New York Stock Exchange.

“Solactive” – Solactive AG.

“Solactive Index” – the Solactive Gold Spot Index.

“Time Period 1” – the five minutes before the close of trading on the NYSE.

“Time Period 2” – the six seconds after the close of trading on the NYSE.

“Trade Ticks” – prices of actual gold bullion spot transactions comprising XAU.

“TWAP” – Time Weighted Average Prices.

“XAU” – the gold spot price quoted as U.S. Dollars per Troy Ounce as reported by IDS.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered; these expenses have been and continue to be paid by the Sponsor. All amounts shown are estimates, except for the SEC registration fee:

SEC registration fee*	$--
FINRA filing fee	--
Stock Exchange Listing fee	--
Printing and Engraving	--
Legal fees and expenses	[25,000	]
Accounting fees and expenses	--
Transfer agent and registrar fees	--
Miscellaneous	[3,000	]

*	Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the securities being registered will continue to be applied to such securities.

Item 14. Indemnification of Directors and Officers.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a Sponsor Indemnified Party) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement or with respect to the review of any Delivery Application or any action to effect instructions of a Delivery Applicant pursuant to a Delivery Application, or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, any Delivery Application or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, any Delivery Application or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
4.1(a)	Form of Depositary Trust Agreement between Merk Investments LLC, as sponsor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 filed with Registration Statement No. 333-180868 on April 15, 2014)

4.1(b)	First Amendment To Depositary Trust Agreement, dated as of October 22, 2015, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust (incorporated by reference to Exhibit 4.1 filed with Current Report on Form 8-K on October 26, 2015)

4.1(c)	Second Amendment to the Depositary Trust Agreement, dated as of April 28, 2016, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust (incorporated by reference to Exhibit 4.1(c) filed with Annual Report on Form 10-K on April 29, 2016)

4.2	Form of Authorized Participant Agreement (incorporated by reference to Exhibit 4.2 filed with Registration Statement No. 333-180868 on March 20, 2014)

4.3	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depositary Trust Agreement)

5.1	Opinion of K&L Gates LLP as to legality (incorporated by reference to Exhibit 5.1 filed with Registration Statement No. 333-238022 on May 15, 2020)

8.1	Opinion of K&L Gates LLP as to tax matters (incorporated by reference to Exhibit 8.1 filed with Registration Statement No. 333-238022 on May 15, 2020)

23.1	Consent of Independent Registered Public Accounting Firm (included as part of Exhibit 23.1 filed with Registration Statement No. 333-238022 on May 15, 2020)

23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1 filed with Registration Statement No. 333-238022 on May 15, 2020)

23.3	Consent of K&L Gates LLP (included as part of Exhibit 8.1 filed with Registration Statement No. 333-238022 on May 15, 2020)

*	Filed herewith.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, California, on the 6th day of April, 2023.

MERK INVESTMENTS LLC Sponsor of the VanEck Merk Gold Trust

By:	/s/ Axel Merk
Axel Merk
President and Chief Investment Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following person in the capacities* and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Axel Merk	President and Chief Investment Officer	April 6th, 2023
Axel Merk	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	The Registrant is a trust and the person is signing in his capacity as an officer of Merk Investments LLC, the Sponsor of the Registrant.